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                 [HELLER, HOROWITZ & FEIT, P.C. LETTERHEAD]




                                   October 23, 1996



American Phoenix Group, Inc.
5 Park Plaza
Irvine, California  92714

Attn:  Mr. Daniel A. France

Gentlemen:

          As counsel for your Company, we have examined your Articles of Incorporation, By-Laws, such other corporate records, documents and proceedings and such questions of law as we have deemed relevant for the purpose of this opinion.

          We have also, as such counsel, examined the Registration Statement (the "Registration Statement") of your Company on Form
S-3, covering the registration under the Securities Act of 1933, as amended, of the proposed offer and resale by selling security holders of up to 4,307,532 shares of the Company's Common Stock, par value $.001 (the "Common Stock"), referred to herein as the "Registered Securities." Our review has also included the exhibits and form of prospectus (the "Prospectus") for the resale of the Registered Securities.

          On the basis of such examination, we are of the opinion that:

          1. The Company is a corporation duly authorized and validly existing and in good standing under the laws of the State of Delaware, with corporate power to conduct the business which it conducts as described in the Registration Statement.

          2. The Registered Shares have been duly and validly authorized and are fully paid and nonassessable shares of Common Stock of the Company.
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American Phoenix Group, Inc.
October 23, 1996
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          We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement and to the use of our name in the Prospectus under the caption "Legal Matters."

                                   Very truly yours,

                              /s/ HELLER, HOROWITZ & FEIT
                              ---------------------------------
                              HELLER, HOROWITZ & FEIT, P.C.